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Exhibit 23.1

Consent of Independent Auditors

The Board of Directors
Evans & Sutherland Computer Corporation

        We consent to incorporation by reference in the Registration Statements Nos. 33-39632, 2-76027, 333-53305, 333-58735, 333-58733, and 333-104754 on Forms S-8 and Registration Statements Nos. 333-09657 and 333-67189 on Forms S-3 of Evans & Sutherland Computer Corporation of our report dated March 12, 2004, with respect to the consolidated balance sheets of Evans & Sutherland Computer Corporation as of December 31, 2003 and December 31, 2002, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003 and related financial statement schedule, which report appears in the December 31, 2003 Annual Report on Form 10-K of Evans & Sutherland Computer Corporation.

KPMG LLP
Salt Lake City, Utah March 18, 2004

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Consent of Independent Auditors